Exhibit 4.3

SUPPLEMENTAL INDENTURE INCREASING A SERIES OF

DOLLAR-DENOMINATED NOTES

WMG ACQUISITION CORP.

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 2, 2020

to the

INDENTURE

DATED AS OF JUNE 29, 2020

Providing for the Issuance of

Additional 3.000% Senior Secured Notes Due 2031

FOURTH SUPPLEMENTAL INDENTURE, dated as of November 2, 2020 (this “Supplemental Indenture”), among WMG Acquisition Corp. (together with its successors and assigns, the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors, the Trustee, the Notes Authorized Representative and the Collateral Agent are party to the Indenture, dated as of June 29, 2020 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), which provides for the issuance from time to time of Notes by the Company;

WHEREAS, pursuant to the Third Supplemental Indenture, dated as of August 12, 2020 (the “Third Supplemental Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee, the Company initially issued $550.0 million of its 2031 Notes (as defined in the Third Supplemental Indenture) (the “Initial 2031 Notes”);

WHEREAS, Section 9.01(8) of the Indenture provides that the Company may provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

WHEREAS, the Company wishes to issue an additional $250.0 million of its 2031 Notes as Additional 2031 Notes (as defined in the Third Supplemental Indenture) under the Indenture (the “2020-1 Additional 2031 Notes”);

WHEREAS, in connection with the issuance of the 2020-1 Additional 2031 Notes, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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2.    2020-1 Additional 2031 Notes. As of the date hereof, the Company will issue the 2020-1 Additional 2031 Notes at the issue price of $245,419,166.67 (which includes interest in the amount of $1,666,666.67 accrued from August 12, 2020 to but excluding November 2, 2020). Initially, the 2020-1 Additional 2031 Notes will not be fungible with the Initial 2031 Notes. The 2020-1 Additional 2031 Notes will be issued with different CUSIP and ISIN numbers than the Initial 2031 Notes. In the case of the 2020-1 Additional 2031 Notes issued pursuant to Rule 144A (the “Additional Rule 144A 2031 Notes”), following the fifth business day after the Special Optional Redemption Election Date (as defined below), the CUSIP and ISIN numbers for such Additional Rule 144A 2031 Notes will be automatically merged with the CUSIP and ISIN numbers for the Initial 2031 Notes issued pursuant to Rule 144A (the “Initial 2031 Rule 144A Notes”) or, in the alternative, as determined by the Company, the Additional Rule 144A 2031 Notes may be mandatorily exchanged by the Company for new notes bearing the same CUSIP and ISIN numbers as the Initial 2031 Rule 144A Notes in either case in accordance with the applicable procedures of the Depositary (the “144A CUSIP Merger Event”). In the case of the 2020-1 Additional 2031 Notes issued pursuant to Regulation S (the “Additional Reg S 2031 Notes”), the CUSIP and ISIN numbers for such Additional Reg S 2031 Notes will be automatically merged with the CUSIP and ISIN numbers for the Initial 2031 Notes issued pursuant to Regulation S (the “Initial 2031 Reg S Notes”) following the later to occur of (i) the fifth business day after the Special Optional Redemption Election Date and (ii) 40 days after the issue date of such 2020-1 Additional 2031 Notes or, in the alternative, as determined by the Company, the Additional Reg S 2031 Notes may be mandatorily exchanged by the Company for new notes bearing the same CUSIP and ISIN numbers as the Initial 2031 Reg S Notes, in each case subject to the terms of the Indenture and the applicable procedures of the Depositary (the “Reg S CUSIP Merger Event”). Until the 144A CUSIP Merger Event and the Reg S CUSIP Merger Event, the 2020-1 Additional 2031 Notes issued pursuant to this Supplemental Indenture shall have the same terms and conditions in all respects as the Initial 2031 Notes, except for the issue date (which shall be November 2, 2020), the issue price and the Special Optional Redemption (as defined below) set forth in Section 4 below. Following the 144A CUSIP Merger Event and the Reg S CUSIP Merger Event, as applicable, the 2020-1 Additional 2031 Notes issued pursuant to this Supplemental Indenture will constitute Additional 2031 Notes and will be part of the existing series of Initial 2031 Notes previously established pursuant to the Third Supplemental Indenture and the 2020-1 Additional 2031 Notes shall have the same terms and conditions in all respects as the Initial 2031 Notes, except for the issue date (which shall be November 2, 2020) and the issue price. For the avoidance of doubt, following the 144A CUSIP Merger Event and the Reg S CUSIP Merger Event, the terms set forth in clauses (i) through (viii) of Section 2.01 of the Indenture shall be the same, with respect to the 2020-1 Additional 2031 Notes, as those specified in the Third Supplemental Indenture, and cross-references in the Indenture to specific sections of a Notes Supplemental Indenture shall, with respect to the 2020-1 Additional 2031 Notes, be references to the applicable sections of the Third Supplemental Indenture.

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3.    Aggregate Principal Amount. The aggregate principal amount of the 2020-1 Additional 2031 Notes issued pursuant to this Supplemental Indenture shall be $250.0 million.

4.    Special Optional Redemption. (a) The 2020-1 Additional 2031 Notes may be redeemed on one or more occasions, in whole or in part, at any time on or prior to the fifth business day after the Special Optional Redemption Election Date (as defined below), at the option of the Company (such redemption, a “Special Optional Redemption”), at the Special Optional Redemption Price.

“Special Optional Redemption Election Date” means December 18, 2020.

“Special Optional Redemption Price” means 98.501% of the principal amount of the 2020-1 Additional 2031 Notes redeemed, together with accrued and unpaid interest on such 2020-1 Additional 2031 Notes from August 12, 2020 (or the most recent interest payment date on which interest was paid) to but excluding the Special Optional Redemption Date (as defined below).

(b)    Notice of a Special Optional Redemption shall be mailed, with a copy to the Trustee, to each Holder of the 2020-1 Additional 2031 Notes at its registered address on or prior to the Special Optional Redemption Election Date, and shall provide that the 2020-1 Additional 2031 Notes shall be redeemed on a date that is no later than the fifth business day after such notice is mailed or delivered, which redemption date for the avoidance of doubt, may be following the Special Optional Redemption Election Date (the “Special Optional Redemption Date”). If funds sufficient to pay the Special Optional Redemption Price of the 2020-1 Additional 2031 Notes that will be redeemed on the Special Optional Redemption Date are deposited with Wells Fargo Bank, National Association, in its capacity as paying agent, on or before the Special Optional Redemption Date, such 2020-1 Additional 2031 Notes will cease to bear interest and, if all of the 2020-1 Additional 2031 Notes will be redeemed on the Special Optional Redemption Date, other than the right to receive the Special Optional Redemption Price, all rights under the 2020-1 Additional 2031 Notes shall terminate.

5.    Form. The 2020-1 Additional 2031 Notes shall be issued substantially in the form set forth, or referenced, in Article Two of the Indenture, and Exhibit A-1 or Exhibit C-1 attached to the Indenture, in each case as provided for in Section 2.02 of the Indenture (as such form may be modified in accordance with Section 2.01 of the Indenture).

6.    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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7.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

8.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10.    Electronic Execution of Documents. The words “execution”, “signed”, “signature”, and words of like import in this Supplemental Indenture and any amendment, supplement or other modification hereof (including waivers and consents) shall be deemed to include (i) an original manual signature, (ii) a faxed, scanned or photcopied manual signature, or (iii) any other electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (collectively, “Signature Law”). Without limitation to the foregoing, and anything in this Supplemental Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company order, Opinion of Counsel, Note, amendment, notice, direction, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture or this Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under any Signature Law due to the character or intended character of the writings or as may be required by the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WMG ACQUISITION CORP.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Fourth Supplemental Indenture]

Guarantors:

A.P. SCHMIDT CO.
ARTS MUSIC INC.
ATLANTIC RECORDING CORPORATION
ATLANTIC/MR VENTURES INC.
AUDIO PROPERTIES/BURBANK, INC.
BIG BEAT RECORDS INC.
CAFÉ AMERICANA INC.
CHAPPELL MUSIC COMPANY, INC.
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
ELEKSYLUM MUSIC, INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
ELEKTRA MUSIC GROUP INC.
ELEKTRA/CHAMELEON VENTURES INC.
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
GENE AUTRY’S WESTERN MUSIC PUBLISHING CO.
GOLDEN WEST MELODIES, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.
J. RUBY PRODUCTIONS, INC.
JADAR MUSIC CORP.
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MAVERICK PARTNER INC.
MCGUFFIN MUSIC INC.
MELODY RANCH MUSIC CO., INC.
MIXED BAG MUSIC, INC.
NONESUCH RECORDS INC.
NON-STOP MUSIC HOLDINGS, INC.
OCTA MUSIC, INC.
PEPAMAR MUSIC CORP.
REP SALES, INC.

[Signature Page to Fourth Supplemental Indenture]

(cont-d):

REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RICK’S MUSIC INC.
RIDGEWAY MUSIC CO., INC.
RIGHTSONG MUSIC INC.
ROADRUNNER RECORDS, INC.
RYKO CORPORATION
RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SR/MDM VENTURE INC.
SUMMY-BIRCHARD, INC.
SUPER HYPE PUBLISHING, INC.
THE ALL BLACKS U.S.A., INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
UNICHAPPELL MUSIC INC.
W.C.M. MUSIC CORP.
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER MUSIC PUBLISHING INTERNATIONAL INC.
WARNER RECORDS INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER CHAPPELL MUSIC SERVICES, INC.
WARNER CHAPPELL MUSIC, INC.
WARNER CHAPPELL PRODUCTION MUSIC, INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION

[Signature Page to Fourth Supplemental Indenture]

(cont-d):

WARNERSONGS, INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.
WC GOLD MUSIC CORP.
W CHAPPELL MUSIC CORP.
WCM/HOUSE OF GOLD MUSIC, INC.
WARNER RECORDS/QRI VENTURE, INC.
WARNER RECORDS/RUFFNATION VENTURES, INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WIDE MUSIC, INC.
WMG RHINO HOLDINGS INC.
ARTIST ARENA LLC
ASYLUM LLC
ASYLUM RECORDS LLC
ASYLUM WORLDWIDE LLC
ATLANTIC MOBILE LLC
ATLANTIC PIX LLC
ATLANTIC PRODUCTIONS LLC
ATLANTIC RECORDING LLC
ATLANTIC SCREAM LLC
ATLANTIC/143 L.L.C.
BB INVESTMENTS LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CORDLESS RECORDINGS LLC
EAST WEST RECORDS LLC
ELEKTRA MUSIC LLC
ELEKTRA RECORDS LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
LAVA RECORDS LLC
MM INVESTMENT LLC
P & C PUBLISHING LLC

[Signature Page to Fourth Supplemental Indenture]

(cont-d):

RHINO NAME & LIKENESS HOLDINGS, LLC
RHINO ENTERTAINMENT LLC
RHINO FOCUS HOLDINGS LLC
RHINO/FSE HOLDINGS, LLC
SODATONE USA LLC
T-BOY MUSIC, L.L.C.
T-GIRL MUSIC, L.L.C.
THE BIZ LLC
UPPED.COM LLC
UPROXX LLC
WARNER MUSIC DISTRIBUTION LLC
WARNER MUSIC NASHVILLE LLC
WARNER RECORDS/SIRE VENTURES LLC
WARNER RECORDS LLC
WMG COE, LLC
WMG PRODUCTIONS LLC
WRONG MAN DEVELOPMENT LIMITED LIABILITY COMPANY
COMEDY TECHNOLOGIES, INC.
DAQUAN MEDIA LLC
SO SATISFYING LLC
SOCIAL ACES, LLC

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[Signature Page to Fourth Supplemental Indenture]

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Sole Member

By: Warner Music Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Fourth Supplemental Indenture]

ALTERNATIVE DISTRIBUTION ALLIANCE

By: Warner Music Distribution LLC, its Managing Partner

By: Rep Sales, Inc., its Sole Member and Manager

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

MAVERICK RECORDING COMPANY

By: SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

[Signature Page to Fourth Supplemental Indenture]

NON-STOP CATACLYSMIC MUSIC, LLC NON-STOP INTERNATIONAL PUBLISHING, LLC NON-STOP OUTRAGEOUS PUBLISHING, LLC

By: Non-Stop Music Publishing, LLC, their Sole Member

By: Non-Stop Music Holdings, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP MUSIC LIBRARY, L.C. NON-STOP MUSIC PUBLISHING, LLC NON-STOP PRODUCTIONS, LLC

By: Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

[Signature Page to Fourth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Authorized Signatory

[Signature Page to Fourth Supplemental Indenture]